Exhibit 99.1

Vistra Energy Reports Strong Third Quarter 2019

Results, Narrows and Raises 2019 Guidance, and

Initiates 2020 Guidance — Increased from 2019

IRVING, Texas — Nov. 5, 2019 — Vistra Energy Corp. (NYSE: VST):

Financial Highlights

•

Delivered strong third quarter 2019 Ongoing Operations Adjusted EBITDA[1] of $1,064 million and Net Income from Ongoing Operations of $122 million — results in-line with management expectations for the quarter, which already embedded an assumption of high wholesale power prices.

•

Narrowed 2019 Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted Free Cash Flow before Growth (FCFbG) guidance ranges to $3.32 to $3.42 billion and $2.2 to $2.3 billion, respectively[1] — the top half of Vistra’s prior 2019 guidance ranges, reflecting higher guidance midpoints and an expected EBITDA to free cash flow conversion of approximately 67%.

•

Initiated 2020 Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted Free Cash Flow before Growth (FCFbG) guidance ranges of $3.285 to $3.585 billion and $2.160 to $2.460 billion, respectively.[1] The midpoint of Vistra’s 2020 Ongoing Operations Adjusted EBITDA guidance range is above the higher 2019 guidance midpoint and represents an increase of more than 20%, or more than $600 million, as compared to the 2020 Adjusted EBITDA estimate for the business in connection with the Dynegy merger.

•

Increased Operations Performance Initiative (OPI) target by an additional $150 million, reflecting an increase of $50 million in EBITDA enhancements identified from Vistra’s ongoing fleet operations and a net $100 million EBITDA uplift from the retirement of four MISO coal plants as required under the Multi-Pollutant Standard rule changes; expected to realize and achieve $715 million of merger value lever targets as follows ($ in millions):

	Realized in Year	Achieved by YE
2019	$490	$565
2020	$590	$665
2021	$685	$715

Capital Allocation Highlights

•

Executed approximately $1.415 billion of the previously authorized $1.75 billion share repurchase program through Oct. 31, 2019, resulting in net shares outstanding of approximately 487 million as of the same date.

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•

Paid quarterly dividend of $0.125 per share on Sept. 30, 2019, to shareholders of record as of Sept. 16, 2019, equivalent to $0.50 per share on an annual basis; Vistra management anticipates an annual dividend growth rate in the range of approximately 6-8% per share.

Growth and Sustainability Highlights

•

Completed the acquisition of Ambit Energy on Nov. 1, 2019 utilizing cash on hand. Vistra added approximately 11 TWh of retail load with nearly 60% in the attractive ERCOT retail market, bringing its average generation to retail load match to ~58%.

•

Announced greenhouse gas emissions reduction targets of greater than 50% by 2030 and greater than 80% by 2050, each as compared to a 2010 baseline, with aspirations to achieve net-zero emissions by 2050 assuming necessary advancements in technology and supportive market constructs and public policy. Achieving the 2030 target is expected to have minimal impact on ongoing adjusted EBITDA.

•

Retired approximately 1.5 GW of coal-fueled generation in downstate Illinois on Nov. 1, 2019, in partial satisfaction of a requirement to retire 2.0 GW of coal-fueled generation under the Illinois’ Multi-Pollutant Standard rule changes. Vistra expects to retire the remaining approximately 0.5 GW of coal-fueled generation on Dec. 15, 2019. These actions are forecast to be accretive to ongoing adjusted EBITDA by approximately $100 million per year.

•

Reached an agreement to settle a long-standing lawsuit involving the 585 MW Edwards coal-fueled power plant near Peoria, IL. Settlement, upon court approval, requires retirement of Edwards by the end of 2022.

(1)	Excludes the Asset Closure segment. Adjusted EBITDA and Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further details.

Summary of Financial Results for the Third Quarter Ended September 30, 2019

	Three Months Ended		Nine Months Ended
($ in millions)	Sept. 30, 2019	Sept. 30, 2018	Sept. 30, 2019
Net Income	$114	$331	$692
Ongoing Operations Net Income[1]	$122	$335	$729
Ongoing Operations Adjusted EBITDA[1]	$1,064	$1,153	$2,586

Adjusted EBITDA by Segment
Retail	$(87)	$141	$463
ERCOT	$823	$597	$1,183
PJM	$222	$240	$590
NY/NE	$81	$111	$258
MISO	$11	$39	$59
CAISO/Corp	$14	$25	$33
Asset Closure	$(4)	$(12)	$(32)

For the three months ended Sept. 30, 2019, Vistra reported Net Income from Ongoing Operations of $122 million and Adjusted EBITDA from Ongoing Operations of $1,064 million. Vistra’s third quarter Adjusted EBITDA was $89 million lower than third quarter 2018 results, reflecting lower prices and volumes in its Midwest and Northeast generation segments. Lower results in Vistra’s retail segment, which were expected as a result of higher cost of goods sold in the third quarter, were offset by higher results in the ERCOT generation segment.

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For the first nine months of 2019, Vistra reported Net Income from Ongoing Operations of $729 million and Adjusted EBITDA from Ongoing Operations of $2,586 million. Year-to-date results were in-line with management expectations.

Vistra reported third quarter retail Adjusted EBITDA of $(87) million, $228 million lower than third quarter 2018 results, which were expected as a result of higher cost of goods sold in the period. Third quarter generation Adjusted EBITDA was $1,151 million,2 $139 million higher than third quarter 2018 results driven by higher prices and volumes in ERCOT partially offset by lower prices and volumes in its Midwest and Northeast segments.

Curt Morgan, Vistra’s president and chief executive officer, commented, “As we have been saying all year, 2019 is the year of execution—and we continue to demonstrate the benefits of our integrated model with strong third quarter results. Our initial guidance range for 2019 was based on robust forward curves, in particular in ERCOT which embedded material summer scarcity pricing, and we were able to execute and generate expected EBITDA results despite mild June and July weather. We believe we are well-positioned to deliver strong, stable EBITDA and free cash flow over the long term with our efficient and highly flexible, in-the-money generation fleet and industry-leading retail operations. Our strong free cash flow should enable us to continue to make attractive investments to grow our business, while also returning significant capital to shareholders.”

(1)

Excludes results from the Asset Closure segment. Adjusted EBITDA is a non-GAAP financial measure. See the “Non-GAAP Reconciliation” tables for further details. Total by segment may not tie due to rounding.

(2)	Generation includes Corporate.

Ambit Acquisition

Vistra completed the acquisition of Ambit Energy on Nov. 1, 2019. The transaction is projected to be immediately accretive to both EBITDA and free cash flow, with an expected free cash flow conversion ratio greater than 90%. In addition to improving Vistra’s average generation to retail load match to approximately 58%, the transaction brings a proven direct sales channel along with an impressive network of consultants and a proprietary technology platform. Vistra expects the Ambit business will contribute approximately $15 to $20 million to its Ongoing Operations Adjusted EBITDA in 2019.

Guidance

($ in millions)	Prior 2019	Current 2019	2020
Ongoing Ops. Adj. EBITDA[1]	$3,220 – 3,420	$3,320 – 3,420	$3,285 – 3,585
Ongoing Ops. Adj. FCFbG[1]	$2,100 – 2,300	$2,200 – 2,300	$2,160 – 2,460

(1)	Excludes the Asset Closure segment. Adjusted EBITDA and Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further details.

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Nov. 5, 2019, Page 4

Vistra is narrowing and updating its 2019 Ongoing Operations guidance ranges, forecasting Ongoing Operations Adjusted EBITDA of $3,320 to $3,420 million and Ongoing Operations Adjusted FCFbG of $2,200 to $2,300 million. Vistra’s 2019 guidance range includes an expected ($40) million in-year impact from the execution of NPV-positive, long-dated contracts with retail customers that will contribute positive EBITDA in future years. This negative impact was not anticipated at the time original 2019 guidance was developed.

Vistra is initiating its 2020 Ongoing Operations guidance ranges, forecasting Ongoing Operations Adjusted EBITDA of $3,285 to $3,585 million and Ongoing Operations Adjusted FCFbG of $2,160 to $2,460 million. Vistra’s 2020 guidance range includes an expected ($70) million in-year impact from the execution of NPV-positive, long-dated contracts with retail customers that will contribute positive EBITDA in future years.

Share Repurchase Program

As of Oct. 31, 2019, Vistra has completed approximately $1.415 billion in share repurchases under the $1.75 billion share repurchase program previously authorized by its board of directors. Vistra has purchased approximately 60 million shares, resulting in net shares outstanding of approximately 487 million as of Oct. 31, 2019. Approximately $335 million remains available for execution under the program as of the same date.

Liquidity

As of Sept. 30, 2019, Vistra had total available liquidity of approximately $2,562 million, including cash and cash equivalents of $707 million, $11 million of availability under our alternative letter of credit facility, and $1,844 million of availability under its revolving credit facility, which remained undrawn, but had $1,370 million of letters of credit outstanding as of Sept. 30, 2019 that reduce availability.

The increase in available liquidity of $791 million as of Sept. 30, 2019, as compared to Dec. 31, 2018, was primarily driven by $500 million of available capacity under our two alternate letter of credit facilities, $225 million of additional available commitments under our revolving credit facility, and decreased letters of credit postings.

Earnings Webcast

Vistra will host a webcast today, Nov. 5, 2019, beginning at 8 a.m. ET (7 a.m. CT) to discuss these results and related matters. The live, listen-only webcast and the accompanying slides that will be discussed on the call can be accessed via the investor relations section of Vistra’s website at www.vistraenergy.com. A replay of the webcast will be available on the Vistra website for one year following the live event.

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time in Vistra Energy’s earnings releases),“Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures

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(including capital expenditures for growth investments), other net investment activities, preferred stock dividends, and other items described from time to time in Vistra Energy’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from Asset Closure segment) and “Ongoing Operations Adjusted Free Cash Flow before Growth” or “Ongoing Operations Adjusted FCFbG” (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth), are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra Energy’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra Energy’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra Energy uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both net income prepared in accordance with GAAP and Adjusted EBITDA. Vistra Energy uses Adjusted Free Cash Flow before Growth as a measure of liquidity and believes that analysis of its ability to service its cash obligations is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra Energy uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a measure of liquidity and Vistra Energy’s management and board of directors have found it informative to view the Asset Closure segment as separate and distinct from Vistra Energy’s ongoing operations. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Media

Meranda Cohn

214-875-8004

Media.Relations@vistraenergy.com

Analysts

Molly Sorg

214-812-0046

Investor@vistraenergy.com

About Vistra Energy

Vistra Energy (NYSE: VST) is a premier, integrated, Fortune 350 energy company based in Irving, Texas, providing essential resources for customers, commerce, and communities. Vistra combines an innovative, customer-centric approach to retail with safe, reliable, diverse, and efficient power generation. The company brings its products and services to market in 20 states and the District of Columbia, including six of the seven competitive retail markets in the U.S. and markets in Canada and Japan, as well. Serving nearly 5 million residential, commercial, and industrial retail customers with electricity and gas, Vistra is the largest competitive residential electricity provider in the country and offers over 40 renewable energy plans. The company is also the largest competitive power generator in the U.S. with a capacity of approximately 39,000 megawatts powered by a diverse portfolio of natural gas, nuclear, coal, solar, and battery energy storage facilities. In addition, the company is a large purchaser of wind power. The company is currently developing the largest battery storage system of its kind in the world – a 300-MW/1,200-MWh system in Moss Landing, California. Vistra is guided by four core principles: we do business the right way, we work as a team, we compete to win, and we care about our people, our neighbors, and our stakeholders. Learn more about our environmental, social, and governance efforts and read the company’s sustainability report at https://www.vistraenergy.com/sustainability/

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Energy Corp. (“Vistra Energy”) operates and beliefs of and assumptions made by Vistra Energy’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra Energy. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to, “intends,” “plans,” “will likely,” “unlikely,” “believe,” “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “forecast,” “goal,” “objective,” “guidance” and “outlook”),are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra Energy believes that in making any such forward-looking

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statement, Vistra Energy’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra Energy to execute upon the contemplated strategic and performance initiatives and to successfully integrate acquired businesses; (iii) actions by credit ratings agencies; and (iv) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by Vistra Energy from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra Energy’s annual report on Form 10-K for the year ended December 31, 2018 and any subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra Energy will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra Energy assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

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VISTRA ENERGY CORP.

CONDENSED STATEMENTS OF CONSOLIDATED INCOME

(Unaudited) (Millions of Dollars, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Operating revenues	$3,194	$3,243	$8,949	$6,581
Fuel, purchased power costs and delivery fees	(1,687)	(1,627)	(4,287)	(3,492)
Operating costs	(397)	(346)	(1,153)	(926)
Depreciation and amortization	(424)	(426)	(1,213)	(967)
Selling, general and administrative expenses	(246)	(194)	(637)	(711)

Operating income	440	650	1,659	485
Other income	6	6	45	25
Other deductions	(4)	(1)	(9)	(4)
Interest expense and related charges	(224)	(154)	(720)	(291)
Impacts of Tax Receivable Agreement	(62)	17	(26)	(65)
Equity in earnings of unconsolidated investment	3	7	13	11

Income before income taxes	159	525	962	161
Income tax expense	(45)	(194)	(270)	(31)

Net income	$114	$331	$692	$130
Net loss attributable to noncontrolling interest	(1)	(1)	2	2

Net income attributable to Vistra Energy	$113	$330	$694	$132

Weighted average shares of common stock outstanding:
Basic	483,993,955	533,142,189	479,888,601	500,781,573
Diluted	487,102,071	540,972,802	483,899,988	508,128,988
Net income per weighted average share of common stock outstanding:
Basic	$0.23	$0.62	$1.45	$0.26
Diluted	$0.23	$0.61	$1.43	$0.26

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VISTRA ENERGY CORP.

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS

(Unaudited) (Millions of Dollars)

	Nine Months Ended September 30,
	2019	2018
Cash flows — operating activities:
Net income	$692	$130
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	1,394	1,070
Deferred income tax expense, net	254	29
Unrealized net (gain) loss from mark-to-market valuations of commodities	(625)	207
Unrealized net (gain) loss from mark-to-market valuations of interest rate swaps	275	(123)
Asset retirement obligation accretion expense	40	37
Impacts of Tax Receivable Agreement	26	65
Stock-based compensation	35	59
Other, net	12	64
Changes in operating assets and liabilities:
Margin deposits, net	129	(39)
Accrued interest	15	(59)
Accrued taxes	(31)	(102)
Accrued employee incentive	(53)	(17)
Other operating assets and liabilities	(340)	(458)

Cash provided by operating activities	1,823	863

Cash flows — financing activities:
Issuances of long-term debt	4,600	1,000
Repayments/repurchases of debt	(4,668)	(2,902)
Net borrowings under accounts receivable securitization program	261	350
Stock repurchase	(632)	(414)
Dividends paid to stockholders	(181)	—
Debt tender offer and other financing fees	(170)	(216)
Other, net	6	10

Cash used in financing activities	(784)	(2,172)

Cash flows — investing activities:
Capital expenditures, including LTSA prepayments	(348)	(209)
Nuclear fuel purchases	(33)	(66)
Development and growth expenditures	(93)	(28)
Crius acquisition	(374)	—
Cash acquired in the Merger	—	445
Proceeds from sales of nuclear decommissioning trust fund securities	354	211
Investments in nuclear decommissioning trust fund securities	(370)	(227)
Proceeds from sale of environmental allowances	32	—
Purchases of environmental allowances	(169)	(4)
Other, net	22	11

Cash (used in) provided by investing activities	(979)	133

Net change in cash, cash equivalents and restricted cash	60	(1,176)
Cash, cash equivalents and restricted cash — beginning balance	693	2,046

Cash, cash equivalents and restricted cash — ending balance	$753	$870

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VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2019

(Unaudited) (Millions of Dollars)

	Retail	ERCOT	PJM	NY/NE	MISO	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Energy Consolidated
Net income (loss)	$573	$(10)	$(62)	$21	$(88)	$(312)	$122	$(8)	$114
Income tax expense	—	—	—	—	—	45	45	—	45
Interest expense and related charges (a)	8	(2)	2	1	2	213	224	—	224
Depreciation and amortization (b)	86	146	135	51	5	21	444	—	444

EBITDA before Adjustments	667	134	75	73	(81)	(33)	835	(8)	827

Unrealized net (gain) or loss resulting from hedging transactions	(769)	682	139	5	43	(21)	79	—	79
Generation plant retirement expenses	—	—	—	—	47	—	47	2	49
Fresh start / purchase accounting impacts	(12)	—	3	—	2	(1)	(8)	—	(8)
Impacts of Tax Receivable Agreement	—	—	—	—	—	62	62	—	62
Non-cash compensation expenses	—	—	—	—	—	12	12	—	12
Transition and merger expenses	24	5	1	1	1	5	37	1	38
Other, net	3	2	4	2	(1)	(10)	—	1	1

Adjusted EBITDA	$(87)	$823	$222	$81	$11	$14	$1,064	$(4)	$1,060

(a)	Includes $76 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $20 million in ERCOT.

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VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

(Unaudited) (Millions of Dollars)

	Retail	ERCOT	PJM	NY/NE	MISO	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Energy Consolidated
Net income (loss)	$3	$1,346	$283	$122	$(42)	$(983)	$729	$(37)	$692
Income tax expense	—	—	—	—	—	270	270	—	270
Interest expense and related charges (a)	16	(7)	8	2	5	696	720	—	720
Depreciation and amortization (b)	204	438	399	155	11	59	1,266	—	1,266

EBITDA before Adjustments	223	1,777	690	279	(26)	42	2,985	(37)	2,948

Unrealized net (gain) or loss resulting from hedging transactions	192	(616)	(115)	(33)	(8)	(45)	(625)	—	(625)
Generation plant retirement expenses	—	—	—	—	47	—	47	2	49
Fresh start / purchase accounting impacts	17	—	(2)	3	11	(3)	26	—	26
Impacts of Tax Receivable Agreement	—	—	—	—	—	26	26	—	26
Non-cash compensation expenses	—	—	—	—	—	36	36	—	36
Transition and merger expenses	24	11	4	2	25	16	82	—	82
Other, net	7	11	13	7	10	(39)	9	3	12

Adjusted EBITDA	$463	$1,183	$590	$258	$59	$33	$2,586	$(32)	$2,554

(a)	Includes $275 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $53 million in ERCOT.

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VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2018

(Unaudited) (Millions of Dollars)

	Retail	ERCOT	PJM	NY/NE	MISO	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Consolidated
Net income (loss)	$(86)	$643	$62	$47	$(3)	$(328)	$335	$(4)	$331
Income tax expense	—	—	—	—	—	194	194	—	194
Interest expense and related charges (a)	3	(2)	3	1	1	148	154	—	154
Depreciation and amortization (b)	80	142	141	55	3	25	446	—	446

EBITDA before Adjustments	(3)	783	206	103	1	39	1,129	(4)	1,125
Unrealized net (gain) loss resulting from hedging transactions	154	(195)	21	—	32	(4)	8	—	8
Fresh start accounting impacts	(15)	—	(1)	5	3	—	(8)	—	(8)
Impacts of Tax Receivable Agreement	—	—	—	—	—	(17)	(17)	—	(17)
Non-cash compensation expenses	—	—	—	—	—	14	14	—	14
Transition and merger expenses	—	3	5	1	1	9	19	—	19
Other, net	5	6	9	2	2	(16)	8	(8)	—

Adjusted EBITDA	$141	$597	$240	$111	$39	$25	$1,153	$(12)	$1,141

(a)	Includes $38 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $20 million in the ERCOT segment.

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VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

(Unaudited) (Millions of Dollars)

	Retail	ERCOT	PJM	NY/NE	MISO	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Consolidated
Net income (loss)	$397	$236	$86	$41	$29	$(635)	$154	$(24)	$130
Income tax expense (benefit)	—	—	—	—	—	31	31	—	31
Interest expense and related charges	3	13	5	1	1	268	291	—	291
Depreciation and amortization (a)	237	355	266	104	6	59	1,027	—	1,027

EBITDA before Adjustments	637	604	357	146	36	(277)	1,503	(24)	1,479
Unrealized net (gain) loss resulting from hedging transactions	(38)	207	20	22	—	(4)	207	—	207
Fresh start accounting impacts	12	(4)	(2)	9	11	—	26	—	26
Impacts of Tax Receivable Agreement	—	—	—	—	—	65	65	—	65
Non-cash compensation expenses	—	—	—	—	—	62	62	—	62
Transition and merger expenses	—	7	7	1	5	183	203	2	205
Other, net	(16)	(5)	12	7	5	—	3	(7)	(4)

Adjusted EBITDA	$595	$809	$394	$185	$57	$29	$2,069	$(29)	$2,040

(a)	Includes $123 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $60 million in the ERCOT segment.

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VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS - 2019 GUIDANCE

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Energy Consolidated
	Low	High	Low	High	Low	High
Net Income (loss)	$865	$940	$(109)	$(89)	$756	$851
Income tax expense	248	273	—	—	248	273
Interest expense and related charges (a)	868	868	—	—	868	868
Depreciation and amortization (b)	1,660	1,660	—	—	1,660	1,660

EBITDA before Adjustments	$3,641	$3,741	$(109)	$(89)	$3,532	$3,652
Unrealized net (gain) loss resulting from hedging transactions	(592)	(592)	—	—	(592)	(592)
Generation plant retirement expenses	46	46	3	3	49	49
Fresh start / purchase accounting impacts	35	35	—	—	35	35
Impacts of Tax Receivable Agreement	41	41	—	—	41	41
Non-cash compensation expenses	48	48	—	—	48	48
Transition and merger expenses	90	90	—	—	90	90
Other, net	11	11	1	1	12	12

Adjusted EBITDA guidance	$3,320	$3,420	$(105)	$(85)	$3,215	$3,335
Interest paid, net	(517)	(517)	—	—	(517)	(517)
Tax paid (c)	(18)	(18)	—	—	(18)	(18)
Tax receivable agreement payments	(2)	(2)	—	—	(2)	(2)
Working capital and margin deposits	33	33	(4)	(4)	29	29
Reclamation and remediation	(59)	(59)	(82)	(82)	(141)	(141)
Other changes in other operating assets and liabilities	(143)	(143)	13	13	(130)	(130)

Cash provided by operating activities	$2,614	$2,714	$(178)	$(158)	$2,436	$2,556
Capital expenditures including nuclear fuel purchases and LTSA Prepayments	(603)	(603)	—	—	(603)	(603)
Solar and Moss Landing development and other growth expenditures	(96)	(96)	—	—	(96)	(96)
Acquisitions	(849)	(849)	—	—	(849)	(849)
(Purchase) sale of environmental credits and allowances	(73)	(73)	—	—	(73)	(73)
Other net investing activities	(19)	(19)	4	4	(15)	(15)

Free cash flow	$974	$1,074	$(174)	$(154)	$800	$920
Working capital and margin deposits	(33)	(33)	4	4	(29)	(29)
Solar and Moss Landing development and other growth expenditures	96	96	—	—	96	96
Acquisitions	849	849	—	—	849	849
Purchase (sale) of environmental credits and allowances	73	73	—	—	73	73
Generation plant retirement expenses	22	22	—	—	22	22
Transition and merger expenses	181	181	—	—	181	181
Transition capital expenditures	38	38	—	—	38	38

Adjusted free cash flow before growth guidance	$2,200	$2,300	$(170)	$(150)	$2,030	$2,150

(a)	Includes unrealized loss on interest rate swaps of $317 million.
(b)	Includes nuclear fuel amortization of $77 million.
(c)	Includes state tax payments.

Vistra Energy - Press Release

Nov. 5, 2019, Page 14

VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS - 2020 GUIDANCE

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Energy Consolidated
	Low	High	Low	High	Low	High
Net Income (loss)	$849	$1,081	$(95)	$(75)	$754	$1,006
Income tax expense	252	320	—	—	252	320
Interest expense and related charges (a)	463	463	—	—	463	463
Depreciation and amortization (b)	1,600	1,600	—	—	1,600	1,600

EBITDA before Adjustments	$3,164	$3,464	$(95)	$(75)	$3,069	$3,389
Unrealized net (gain)/loss resulting from hedging transactions	(29)	(29)	—	—	(29)	(29)
Impacts of Tax Receivable Agreement	69	69	—	—	69	69
Non-cash compensation expenses	44	44	—	—	44	44
Transition and merger expenses	35	35	—	—	35	35
Other, net	2	2	—	—	2	2

Adjusted EBITDA guidance	$3,285	$3,585	$(95)	$(75)	$3,190	$3,510
Interest paid, net	(543)	(543)	—	—	(543)	(543)
Tax (paid)/received (c)	153	153	—	—	153	153
Tax receivable agreement payments	(3)	(3)	—	—	(3)	(3)
Working capital and margin deposits	2	2	—	—	2	2
Reclamation and remediation	(60)	(60)	(126)	(126)	(186)	(186)
Other changes in other operating assets and liabilities	(80)	(80)	31	31	(49)	(49)

Cash provided by operating activities	$2,754	$3,054	$(190)	$(170)	$2,564	$2,884
Capital expenditures including nuclear fuel purchases and LTSA Prepayments	(613)	(613)	—	—	(613)	(613)
Solar and Moss Landing development and other growth expenditures	(315)	(315)	—	—	(315)	(315)
(Purchase)/sale of environmental credits and allowances	(39)	(39)	—	—	(39)	(39)
Other net investing activities	(20)	(20)	—	—	(20)	(20)

Free cash flow	$1,767	$2,067	$(190)	$(170)	$1,577	$1,897
Working capital and margin deposits	(2)	(2)	—	—	(2)	(2)
Moss Landing development and other growth expenditures	315	315	—	—	315	315
Purchase/(sale) of environmental credits and allowances	39	39	—	—	39	39
Transition and merger expenses	38	38	—	—	38	38
Transition capital expenditures	3	3	—	—	3	3

Adjusted free cash flow before growth guidance	$2,160	$2,460	$(190)	$(170)	$1,970	$2,290

(a)	Includes unrealized gain on interest rate swaps of $21 million.
(b)	Includes nuclear fuel amortization of $77 million.
(c)	Includes state tax payments.